AMENDMENT NO. 4 TO RIGHTS AGREEMENT

     This AMENDMENT NO. 4 TO RIGHTS AGREEMENT, is made as of December 20, 2007 (“Amendment No. 4”) between RESPIRONICS, INC., a Delaware corporation (the “Company”) and MELLON INVESTOR SERVICES LLC (formerly known as CHASEMELLON SHAREHOLDER SERVICES, L.L.C.), a New Jersey limited liability company (the “Rights Agent”). Capitalized terms not defined herein shall have the meanings ascribed to them in the Rights Agreement.

     WHEREAS, the Company and the Rights Agent are party to that certain Rights Agreement, dated as of June 28, 1996, as amended by that certain Amendment No. 1 to the Rights Agreement dated as of July 30, 1999, Amendment No. 2 to the Rights Agreement dated as of May 5, 2005 and Amendment No. 3 to the Rights Agreement dated as of June 7, 2006 (as amended, the “Rights Agreement”), pursuant to which the Company issued one Right for each share of Company Common Stock issued between the Record Date and the Distribution Date, each Right initially representing the right to purchase one one-hundredth of a share of Company Common Stock.

     WHEREAS, Section 26 of the Rights Agreement provides that the Company may, and the Rights Agent shall, if the Company so directs, supplement or amend any provision of the Rights Agreement without the approval of any holders of shares of Company Common Stock;

     WHEREAS, the Board of Directors of the Company has approved the execution, delivery and performance by the Company of, and the consummation of the transactions contemplated by, that certain Agreement and Plan of Merger (as it may be amended or supplemented from time to time, the “Agreement”), by and among the Company, Philips Holding USA Inc., a Delaware corporation (“Parent”) and Moonlight Merger Sub, Inc., a Delaware corporation and a wholly owned Subsidiary of Parent (“Merger Sub”).

     WHEREAS, in contemplation of the consummation of the Offer (as defined in the Agreement), the Merger (as defined in the Agreement) and the other transactions contemplated by the Agreement, the Board of Directors of the Company has determined that it is advisable and in the best interest of the Company and its shareholders, and the Company therefore desires, to amend the Rights Agreement to render the Rights Agreement inapplicable to the Agreement, the Offer, the Merger, or any other transactions contemplated by the Agreement.

     NOW, THEREFORE, in consideration of the premises and mutual agreements set forth herein and in the Agreement, the parties hereby agree as follows:

     1. Amendment of Section 1. Section 1 of the Rights Agreement is hereby amended and supplemented to add the following definitions in the appropriate alphabetical locations:

     “Merger” shall mean the “Merger” as such term is defined in the Merger Agreement.

“Merger Agreement” shall mean the Agreement and Plan of Merger, dated as of December 20, 2007, by and among the Company, Parent and Merger Sub, as it may be amended or supplemented from time to time.

“Merger Sub” shall mean Moonlight Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent.

“Offer” shall mean the “Offer” as such term is defined in the Merger Agreement.

“Parent” shall mean Philips Holding USA Inc., a Delaware corporation.

   2. Amendment to Definition of “Acquiring Person”. The definition of “Acquiring Person“ in SECTION 1 of the Rights Agreement is hereby amended and supplemented by adding the following sentence at the end thereof:

Notwithstanding anything in this definition of “Acquiring Person” or in this Agreement to the contrary, none of Parent, Merger Sub, nor any of their respective Affiliates or Associates is, nor shall any of them be deemed to be, an “Acquiring Person” as a result of the approval, execution, delivery or performance of the Merger Agreement or the announcement or consummation of the transactions contemplated thereby, it being the purpose of the Company that neither the execution of the Merger Agreement by any of the parties thereto (after giving effect to any amendment to the Merger Agreement) nor the consummation of the transactions contemplated thereby shall in any respect give rise to any provision of this Agreement becoming effective.

   3. Amendment to Definition of “Distribution Date”. The definition of “Distribution Date” in SECTION 3(a) of the Rights Agreement is hereby amended and supplemented to add the following after the words “‘Distribution Date’” in the parenthetical in the first sentence of such section:

; provided that notwithstanding anything in this Agreement to the contrary, a Distribution Date shall not occur or be deemed to have occurred as a result of the approval, execution, delivery or performance of the Merger Agreement or the announcement or consummation of the transactions contemplated thereby.

   4. Amendment to Section 7(a). Section 7(a) of the Rights Agreement is amended by deleting “(i) the Close of Business on the tenth anniversary hereof (the “Final Expiration Date”)” and replacing it with the following:

(i) the earlier of (x) the Close of Business on the tenth anniversary hereof and (y) immediately prior to the Effective Time (as defined in the Merger Agreement) (such earlier date, the “Final Expiration Date”)

   5. Amendment to Definition of “Stock Acquisition Date.” The definition of “Stock Acquisition Date” in the Rights Agreement is hereby amended and supplemented to add the following sentence after the last sentence thereof:

The foregoing or any provision to the contrary in this Agreement notwithstanding, a Stock Acquisition Date shall not occur or be deemed to have occurred as a result of the approval, execution, delivery or performance of the Merger Agreement or the announcement or consummation of the transactions contemplated thereby.

   6. Amendment of Section 3. Section 3 of the Rights Agreement is hereby amended and supplemented to add the following sentence at the end thereof as Section 3(d):

Nothing in this Agreement shall be construed to give any holder of Rights or any other Person any legal or equitable rights, remedies or claims under this Agreement as a result of the approval, execution, delivery or performance of the Merger Agreement or the announcement or consummation of the transactions contemplated thereby.

   7. Amendment of Section 11(a)(ii). Section 11(a)(ii) of the Rights Agreement is amended by adding the following sentence to the end of that section:

Notwithstanding anything to the contrary in this Agreement, no event requiring an adjustment under this Section 11(a)(ii) shall be deemed to have occurred as a result of the approval, execution, delivery or performance of the Merger Agreement or the announcement or consummation of the transactions contemplated thereby.

8. Amendment to Section 13. Section 13 of the Rights Agreement is hereby amended and supplemented by adding the following sentence at the end thereof as a new Section 13(i):

Notwithstanding anything to the contrary in this Agreement, the provisions of Section 13 of this Agreement shall be deemed not to apply to the Merger.

   9. Governing Law. Section 31 (Governing Law) of the Rights Agreement shall apply to this Amendment mutates mutandis.

   10. Counterparts. This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each party and delivered to the other parties.

   11. Descriptive Headings. Descriptive headings of the several Sections of this Amendment are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

   12. Effectiveness. This Amendment is effective as of immediately prior to the execution and delivery of the Merger Agreement by each of the parties thereto; provided, however, that if the Merger Agreement is terminated for any reason, this Amendment shall no longer be applicable or of any further force and effect and the Rights Agreement shall remain the same as it existed immediately prior to execution of this Amendment. Except as specifically amended by this Amendment, all other terms and conditions of the Rights Agreement shall remain in full force and effect and are hereby ratified and confirmed. The Company shall promptly notify the Rights Agent of the Effective Time (as defined in the Agreement).

   13. Compliance with Agreement. The Rights Agent shall not be subject to, nor be required to comply with, nor determine if any Person has complied with, the Agreement, even though the reference thereto may be made in this Amendment No. 4 and the Rights Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and attested, all as of the day and year first above written.

RESPIRONICS, INC.

By: /s/ Daniel J. Bevevino
Name: Daniel J. Bevevino
Title: V.P. and CFO

MELLON INVESTOR SERVICES LLC

By: /s/ Mitzi Brinkman
Name: Mitzi Brinkman
Title: Relationship Manager